Exhibit 23.1

Morrill & Associates, LLC

Certified Public Accountants

1448 South 2000 West, Suite 3

Clinton, Utah 84015

801-820-6233 Phone; 801-820-6628 Fax

January 15, 2013

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 16, 2012, with respect to the financial statements as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ deficit and cash flows for years ended December 31, 2011 and 2010 to be included in the filing of the Form S-1 of Fuelstream, Inc.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates